LIVERAMP ANNOUNCES RECORD THIRD QUARTER RESULTS

First $100 Million Revenue Quarter

GAAP Gross Margin Increases to 63% – Non-GAAP Gross Margin Surges to 69%

Operating Cash Flow Positive $16 Million

SAN FRANCISCO, Calif., February 5, 2020—LiveRamp® (NYSE: RAMP), the trusted platform that makes data accessible and meaningful, today announced its financial results for the third quarter ended December 31, 2019.

Financial Highlights:

•Total revenue was $102 million, up 28% compared to the prior year period.

•Subscription revenue was $82 million, up 25% and contributed 80% of total revenue.

•Marketplace & Other revenue was $21 million, up 38%.

•GAAP gross profit was $64 million, up 42% compared to the prior year period. GAAP gross margin of 63% expanded 6 percentage points. Non-GAAP gross profit was $71 million, up 38% compared to the prior year period. Non-GAAP gross margin of 69% expanded 5 percentage points.

•GAAP operating loss was $41 million compared to a GAAP operating loss of $48 million in the prior year period. Non-GAAP operating loss was $6 million compared to a non-GAAP operating loss of $11 million in the prior year period.

•GAAP loss per share from continuing operations was $0.56, and non-GAAP loss per share from continuing operations was $0.03.

•Net cash provided by operating activities was $16 million compared to net cash used in operating activities of $11 million during the third quarter of fiscal 2019.

•LiveRamp has repurchased 2.6 million shares for $121.2 million under the current stock repurchase program since March 31, 2019. Since August 2011, the Company has returned over $1 billion in capital to shareholders.

•Cash and cash equivalents totaled $767 million with no debt at quarter end.

“LiveRamp has emerged as the safe and neutral choice for using data effectively,” said LiveRamp CEO Scott Howe. “Leading brands, agencies and publishers around the world are relying on us to provide the foundational infrastructure for navigating a complex ecosystem of evolving regulations and technologies. In addition, our Authenticated Traffic Solution continues to gain global acceptance as the ecosystem welcomes a simple and unbiased standard.”

“Our business model demonstrated its strong potential this quarter,” said LiveRamp President and CFO Warren Jenson. “We reported our first $100 million revenue quarter, our non-gaap gross margin expanded to 69%, and we were operating cash flow positive.”

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GAAP and Non-GAAP Results:

The following table summarizes the Company’s financial results for its second fiscal quarter ($ in millions):

	Q3 Fiscal 2020		Q3 Fiscal 2019
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$82	—	$65	—
YoY change %	25%		42%
Marketplace & other revenue	$21	—	$15	—
YoY change %	38%		13%
Total revenue	$102	—	$80	—
YoY change %	28%		35%

Gross profit	$64	$71	$45	$51
% Gross margin	63%	69%	56%	64%
YoY change, pts	6pts	5pts	(2)pts	(6)pts

Operating loss	$(41)	$(6)	$(48)	$(11)
% Operating margin	(41)%	(5)%	(60)%	(14)%
YoY change, pts	20pts	8pts	(13)pts	(7)pts

Net income (loss)[1]	$(38)	$(2)	$(15)	$2
YoY change %	nm	nm	nm	nm
Loss per share[1]	$(0.56)	$(0.03)	$(0.20)	$0.03
YoY change %	nm	nm	nm	nm

Shares to Calculate EPS	67.5	67.5	77.4	80.7
YoY change %	(13)%	(16)%
Net operating cash flow	$16	—	$(11)	—
YoY change %	nm	—	nm
Free cash flow to equity	—	$13	—	$(13)
YoY change %	—	nm	—	nm

[1] From continuing operations, does not include AMS results.
Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Metrics & Highlights

•LiveRamp added 50 new direct subscription customers during the quarter, bringing its total direct customer count to 770, an increase of 20% year over year. It now serves 21% of the Fortune 500 compared to 19% in the prior year period.

•LiveRamp has 50 clients whose subscription contracts exceed $1 million in annual revenue, up from 42 in the prior year period.

•During the third quarter, subscription net retention was approximately 112%. Platform net retention was 119%.

•LiveRamp addressability solutions, including the Authenticated Traffic Solution (or ATS), continue to experience strong global adoption. There are currently 12 supply-side platforms (SSPs) live or committed to implementing IdentityLink in the bidstream, including Beachfront, Index Exchange, Pubmatic, Rubicon Project and TripleLift. In addition, there are 30 demand-side platforms (DSPs) live or committed to bid on IdentityLink™, including Amobee, Criteo, dataxu, and MediaMath.

•LiveRamp launched Privacy Manager, a configurable consent and preference management platform, to help global organizations comply with data privacy laws like GDPR and CCPA. Privacy Manager is built on Faktor’s platform. LiveRamp acquired Faktor in April 2019.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For fiscal 2020, LiveRamp expects to report:

•Revenue of between $376 million and $381 million, an increase of 32% to 33% year-over-year.

•GAAP operating loss from continuing operations of between $186 million and $184 million.

•Non-GAAP operating loss of between $63 million and $61 million.

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Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. Powered by its core capabilities in data accessibility, identity, connectivity, and data stewardship, LiveRamp makes it easy to connect the world’s data, people and applications. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements relate to the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve within a rapidly changing industry including digital advertising, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2019 ended March 31, 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LiveRamp’s Quarterly Report on Form 10-Q for the period ended December 31, 2019, which LiveRamp expects to file on February 5, 2020.

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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2019	2018	Variance	Variance

Revenues	102,217	80,021	22,196	27.7%
Cost of revenue	37,966	34,838	3,128	9.0%
Gross profit	64,251	45,183	19,068	42.2%
% Gross margin	62.9%	56.5%

Operating expenses:
Research and development	27,403	20,469	6,934	33.9%
Sales and marketing	51,993	40,054	11,939	29.8%
General and administrative	26,107	27,828	(1,721)	(6.2)%
Gains, losses and other items, net	233	5,043	(4,810)	NA
Total operating expenses	105,736	93,394	12,342	13.2%

Loss from operations	(41,485)	(48,211)	6,726	14.0%
% Margin	(40.6)%	(60.2)%

Total other income	3,158	10,404	(7,246)	(69.6)%

Loss from continuing operations before income taxes	(38,327)	(37,807)	(520)	(1.4)%
Income taxes (benefit)	(287)	(22,546)	22,259	98.7%
Net loss from continuing operations	(38,040)	(15,261)	(22,779)	(149.3)%
Earnings from discontinued operations, net of tax	—	1,071,661	(1,071,661)	(100.0)%

Net earnings (loss)	(38,040)	1,056,400	(1,094,440)	(103.6)%

Basic earnings (loss) per share:
Continuing operations	(0.56)	(0.20)	(0.37)	(185.9)%
Discontinued operations	—	13.85	(13.85)	(100.0)%
Net earnings (loss)	(0.56)	13.65	(14.21)	(104.1)%

Diluted earnings (loss) per share:
Continuing operations	(0.56)	(0.20)	(0.37)	(185.9)%
Discontinued operations	—	13.85	(13.85)	(100.0)%
Net earnings (loss)	(0.56)	13.65	(14.21)	(104.1)%

Basic weighted average shares	67,473	77,398
Diluted weighted average shares	67,473	77,398

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2019	2018	Variance	Variance

Revenues	274,871	207,304	67,567	32.6%
Cost of revenue	115,852	82,958	32,894	39.7%
Gross profit	159,019	124,346	34,673	27.9%
% Gross margin	57.9%	60.0%

Operating expenses:
Research and development	77,570	54,379	23,191	42.6%
Sales and marketing	140,341	109,317	31,024	28.4%
General and administrative	78,687	71,129	7,558	10.6%
Gains, losses and other items, net	2,554	5,533	(2,979)	(53.8)%
Total operating expenses	299,152	240,358	58,794	24.5%

Loss from operations	(140,133)	(116,012)	(24,121)	(20.8)%
% Margin	(51.0)%	(56.0)%

Total other income	13,820	10,479	3,341	31.9%

Loss from continuing operations before income taxes	(126,313)	(105,533)	(20,780)	(19.7)%
Income taxes (benefit)	(5,931)	(21,274)	15,343	72.1%
Net loss from continuing operations	(120,382)	(84,259)	(36,123)	(42.9)%
Earnings from discontinued operations, net of tax	—	1,158,267	(1,158,267)	(100.0)%

Net earnings (loss)	(120,382)	1,074,008	(1,194,390)	(111.2)%

Basic earnings (loss) per share:
Continuing operations	(1.77)	(1.09)	(0.68)	(62.3)%
Discontinued operations	—	14.99	(14.99)	(100.0)%
Net earnings (loss)	(1.77)	13.90	(15.67)	(112.7)%

Diluted earnings (loss) per share:
Continuing operations	(1.77)	(1.09)	(0.68)	(62.3)%
Discontinued operations	—	14.99	(14.99)	(100.0)%
Net earnings (loss)	(1.77)	13.90	(15.67)	(112.7)%

Basic weighted average shares	68,021	77,260
Diluted weighted average shares	68,021	77,260

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018

Loss from continuing operations before income taxes	(38,327)	(37,807)	(126,313)	(105,533)
Income taxes (benefit)	(287)	(22,546)	(5,931)	(21,274)
Net loss from continuing operations	(38,040)	(15,261)	(120,382)	(84,259)
Earnings from discontinued operations, net of tax	—	1,071,661	—	1,158,267
Net earnings (loss)	$(38,040)	$1,056,400	$(120,382)	$1,074,008

Earnings (loss) per share:
Basic	(0.56)	13.65	(1.77)	13.90
Diluted	(0.56)	13.65	(1.77)	13.90

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,369	$3,359	$13,861	$12,877
Non-cash stock compensation (cost of revenue and operating expenses)	30,295	26,082	72,279	61,547
Accelerated depreciation (cost of revenue and operating expenses	—	1,959	3,569	1,959
Restructuring and merger charges (gains, losses, and other)	233	5,043	2,554	5,533
Separation and transformation costs (general and administrative)	—	700	—	2,822
Total excluded items, continuing operations	35,897	37,143	92,263	84,738

Loss from continuing operations before income taxes and excluding items	(2,430)	(664)	(34,050)	(20,795)
Income taxes (benefit) (2)	(227)	(2,941)	(253)	(7,809)
Non-GAAP net loss from continuing operations	(2,203)	2,277	(33,797)	(12,986)

Non-GAAP loss per share from continuing operations:
Basic	$(0.03)	0.03	(0.50)	(0.17)
Diluted	$(0.03)	0.03	(0.50)	(0.17)

Basic weighted average shares	67,473	77,398	68,021	77,260
Diluted weighted average shares	67,473	80,674	68,021	77,260

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 9.3% and 442.9% in the third quarter of fiscal 2020 and 2019, respectively, and 0.0% and 37.6% for the nine months ended December 31, 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018

Loss from continuing operations	(41,485)	(48,211)	(140,133)	(116,012)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,369	3,359	13,861	12,877
Non-cash stock compensation (cost of revenue and operating expenses)	30,295	26,082	72,279	61,547
Accelerated depreciation (cost of revenue and operating expenses	—	1,959	3,569	1,959
Restructuring and merger charges (gains, losses, and other)	233	5043	2,554	5533
Separation and transformation costs (general and administrative)	—	700	—	2,822
Total excluded items	35,897	37,143	92,263	84,738

Loss from continuing operations before excluded items	(5,588)	(11,068)	(47,870)	(31,274)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2019	2018	2019	2018

Net loss from continuing operations	(38,040)	(15,261)	(120,382)	(84,259)

Income taxes (benefit)	(287)	(22,546)	(5,931)	(21,274)

Other income (expense)	(3,158)	(10,404)	(13,820)	(10,479)

Loss from operations	(41,485)	(48,211)	(140,133)	(116,012)

Depreciation and amortization	8,104	8,853	27,958	25,274

EBITDA	(33,381)	(39,358)	(112,175)	(90,738)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	30,295	26,082	72,279	61,547
Restructuring and merger charges (gains, losses, and other)	233	5043	2,554	5,533
Separation and transformation costs (general and administrative)	—	700	—	2,822

Other adjustments	30,528	31,825	74,833	69,902

Adjusted EBITDA	(2,853)	(7,533)	(37,342)	(20,836)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2019	2019	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	767,200	1,061,473	(294,273)	(27.7)%
Restricted cash	14,815	—	14,815	—%
Trade accounts receivable, net	87,709	78,563	9,146	11.6%
Refundable income taxes	17,129	7,890	9,239	117.1%
Other current assets	46,219	44,150	2,069	4.7%
Total current assets	933,072	1,192,076	(259,004)	(21.7)%

Property and equipment	43,519	64,852	(21,333)	(32.9)%
Less - accumulated depreciation and amortization	23,137	38,809	(15,672)	(40.4)%
Property and equipment, net	20,382	26,043	(5,661)	(21.7)%

Software, net of accumulated amortization	24,891	6,861	18,030	262.8%
Goodwill	297,780	204,656	93124	45.5%
Deferred income taxes	36	35	1	2.9%
Deferred commissions, net	13,451	10,741	2,710	25.2%
Other assets, net	54,240	32,499	21,741	66.9%
	1,343,852	1,472,911	(129,059)	(8.8)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	34,417	31,203	3214	10.3%
Accrued payroll and related expenses	21,211	18,715	2,496	13.3%
Other accrued expenses	74,079	40,916	33,163	81.1%
Acquisition escrow payable	14,815	—	14,815	—%
Deferred revenue	4,553	4,284	269	6.3%
Total current liabilities	149,075	95,118	53,957	56.7%

Deferred income taxes	1,505	39	1,466	3,759.0%
Other liabilities	50,731	46,922	3809	8.1%

Stockholders' equity:
Common stock	14,343	14,187	156	1.1%
Additional paid-in capital	1,479,018	1,406,813	72,205	5.1%
Retained earnings	1,549,223	1,669,605	(120,382)	(7.2)%
Accumulated other comprehensive income	6,776	7,801	(1,025)	(13.1)%
Treasury stock, at cost	(1,906,819)	(1,767,574)	(139,245)	7.9%
Total stockholders' equity	1,142,541	1,330,832	(188,291)	(14.1)%
	1,343,852	1,472,911	(129,059)	(8.8)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2019	2018
Cash flows from operating activities:
Net earnings (loss)	(38,040)	1,056,400
Earnings from discontinued operations, net of tax	—	(1,071,661)
Non-cash operating activities:
Depreciation and amortization	8,104	8,853
Loss on disposal or impairment of assets	—	2,870
Provision for doubtful accounts	1,253	628
Deferred income taxes	6,548	16,089
Non-cash stock compensation expense	30,295	26,082
Changes in operating assets and liabilities:
Accounts receivable	(593)	(32,362)
Deferred commissions	(2,104)	(988)
Other assets	6,301	(6,151)
Accounts payable and other liabilities	9,776	22,989
Income taxes	(5,634)	(33,631)
Deferred revenue	(102)	(40)
Net cash provided by (used in) operating activities	15,804	(10,922)
Cash flows from investing activities:
Capitalized software	—	—
Capital expenditures	(2,773)	(1,938)
Proceeds from sale of assets	—	—
Cash paid in acquisition, net of cash received	—	—
Net cash used in investing activities	(2,773)	(1,938)
Cash flows from financing activities:
Payments of debt	—	(230,000)
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,313	9,234
Shares repurchased for tax withholdings upon vesting of stock-based awards	(4,150)	(22,282)
Acquisition of treasury stock from tender offer	—	(503,393)
Acquisition of treasury stock	(20,715)	(18,341)
Net cash used in financing activities	(23,552)	(764,782)
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2019	2018
Cash flows from discontinued operations:
From operating activities	—	(13,336)
From investing activities	—	2,251,032
Effect of exchange rate changes on cash	—	—
Net cash provided by discontinued operations	—	2,237,696
Effect of exchange rate changes on cash	278	(327)

Net change in cash, cash equivalents and restricted cash	(10,243)	1,459,727
Cash, cash equivalents and restricted cash at beginning of period	792,258	87,047
Cash, cash equivalents and restricted cash at end of period	782,015	1,546,774

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	19	124

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2019	2018
Cash flows from operating activities:
Net earnings (loss)	(120,382)	1,074,008
Earnings from discontinued operations	—	(1,158,267)
Non-cash operating activities:
Depreciation and amortization	27,958	25,274
Loss (gain) on disposal or impairment of assets	(140)	3,345
Provision for doubtful accounts	3,683	1,259
Deferred income taxes	1,465	28,533
Non-cash stock compensation expense	72,279	61,547
Changes in operating assets and liabilities:
Accounts receivable	(11,851)	(35,011)
Deferred commissions	(2,710)	(3,035)
Other assets	2,404	(4,887)
Accounts payable and other liabilities	12,597	18,504
Income taxes	(13,423)	(50,047)
Deferred revenue	(235)	(1,555)
Net cash used in operating activities	(28,355)	(40,332)
Cash flows from investing activities:
Capitalized software	—	(1,322)
Capital expenditures	(10,302)	(3,973)
Proceeds from sale of assets	517	—
Cash paid in acquisitions, net of cash received	(105,365)	—
Payments for investments	—	(2,500)
Net cash used in investing activities	(115,150)	(7,795)
Cash flows from financing activities:
Payments of debt	—	(233,293)
Fees from debt refinancing	—	(300)
Proceeds related to the issuance of common stock under stock and employee benefit plans	3,405	17,355
Shares repurchased for tax withholdings upon vesting of stock-based awards	(18,057)	(36,906)
Acquisition of treasury stock from tender offer	—	(503,393)
Acquisition of treasury stock	(121,188)	(64,107)
Net cash used in financing activities	(135,840)	(820,644)

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2019	2018
Cash flows from discontinued operations:
From operating activities	$—	$40,980
From investing activities	—	2,236,530
Effect of exchange rate changes on cash	—	(172)
Net cash provided by discontinued operations	—	2,277,338
Effect of exchange rate changes on cash	(113)	(1,811)

Net change in cash, cash equivalents and restricted cash	(279,458)	1,406,756
Cash, cash equivalents and restricted cash at beginning of period	1,061,473	140,018
Cash, cash equivalents and restricted cash at end of period	782,015	1,546,774

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	6,171	666

P 15

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	$(2,280)	$(27,130)	$(10,922)	$38,354	$(1,978)	$(15,408)	$(28,751)	$15,804	$(28,355)

Less (plus):
Capitalized software	(899)	(423)	—	—	(1,322)	—	—	—	—
Capital expenditures	(712)	(1,323)	(1,938)	(3,347)	(7,320)	(4,888)	(2,641)	(2,773)	(10,302)
Required debt payments	(592)	(2,701)	—	—	(3,293)	—	—	—	—

Free Cash Flow to Equity	$(4,483)	$(31,577)	$(12,860)	$35,007	$(13,913)	$(20,296)	$(31,392)	$13,031	$(38,657)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										Q3 FY20 to Q3 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020	%	$

Revenues	$62,471	$64,812	$80,021	$78,316	$285,620	$82,511	$90,143	$102,217	$274,871	27.7%	22,196
Cost of revenue	23,654	24,466	34,838	37,760	120,718	36,426	41,460	37,966	115,852	9.0%	3,128
Gross profit	38,817	40,346	45,183	40,556	164,902	46,085	48,683	64,251	159,019	42.2%	19,068
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%	54.0%	62.9%	57.9%

Operating expenses
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	27,403	77,570	33.9%	6,934
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	51,993	140,341	29.8%	11,939
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	26,107	78,687	(6.2)%	(1,721)
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	233	2,554	(95.4)%	(4,810)
Total operating expenses	68,419	78,545	93,394	122,690	363,048	94,460	98,956	105,736	299,152	13.2%	12,342

Loss from operations	(29,602)	(38,199)	(48,211)	(82,134)	(198,146)	(48,375)	(50,273)	(41,485)	(140,133)	14.0%	6,726
% Margin	(47.4)%	(58.9)%	(60.2)%	(104.9)%	(69.4)%	(58.6)%	(55.8)%	(40.6)%	(51.0)%

Total other income (expense)	356	(281)	10,404	8,311	18,790	5,882	4,780	3,158	13,820	(69.6)%	(7,246)

Loss from continuing operations before income taxes	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(42,493)	(45,493)	(38,327)	(126,313)	(1.4)%	(520)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(287)	(5,931)	98.7%	22,259
Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(38,040)	(120,382)	(149.3)%	(22,779)

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
										Q3 FY20 to Q3 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020	%	$

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	—	—	—	(100.0)%	(1,071,661)

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(38,040)	$(120,382)	(103.6)%	(1,094,440)

Diluted earnings (loss) per share	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(1.77)	(104.1)%	(14.21)

Diluted loss per share from continuing operations	$(0.36)	$(0.53)	$(0.20)	$(0.73)	$(1.79)	$(0.61)	$(0.59)	$(0.56)	$(1.77)	(181.9)%	(0.36)

Some earnings (loss) per share amounts may not add due to rounding.

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020

Loss from continuing operations before income taxes	$(29,246)	$(38,480)	$(37,807)	$(73,823)	$(179,356)	$(42,493)	$(45,493)	$(38,327)	$(126,313)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	(5,291)	(287)	(5,931)
Net earnings (loss) from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(40,202)	(38,040)	(120,382)

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	—	—	—

Net earnings (loss)	$(3,015)	$20,623	$1,056,400	$(45,461)	$1,028,547	$(42,140)	$(40,202)	$(38,040)	$(120,382)

Earnings (loss) per share:
Basic	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(1.77)
Diluted	$(0.04)	$0.27	$13.65	$(0.67)	$13.71	$(0.61)	$(0.59)	$(0.56)	$(1.77)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$5,970	$3,548	$3,359	$2,981	$15,858	$3,123	$5,369	$5,369	$13,861
Non-cash stock compensation (cost of revenue and operating expenses)	17,798	17,667	26,082	41,175	102,722	18,630	23,354	30,295	72,279
Accelerated amortization (cost of revenue and operating expenses)	—	—	1,959	1,853	3,812	1,906	1,663	—	3,569
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	233	2,554
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—	—
Total excluded items, continuing operations	23,769	23,826	37,143	59,704	144,442	25,935	30,431	35,897	92,263

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020

Loss from continuing operations before income taxes and excluding items	$(5,477)	$(14,654)	$(664)	$(14,119)	$(34,914)	$(16,558)	$(15,062)	$(2,430)	$(34,050)
Income taxes (benefit)	(1,078)	(3,790)	(2,941)	(5,155)	(12,964)	(216)	190	(227)	(253)
Non-GAAP net earnings (loss) from continuing operations	$(4,399)	$(10,864)	$2,277	$(8,964)	$(21,950)	$(16,342)	$(15,252)	$(2,203)	$(33,797)

Non-GAAP loss per share from continuing operations:
Basic	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.03)	$(0.50)
Diluted	$(0.06)	$(0.14)	$0.03	$(0.13)	$(0.29)	$(0.24)	$(0.23)	$(0.03)	$(0.50)

Basic weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906	67,684	67,473	68,021
Diluted weighted average shares	76,935	77,448	80,674	68,299	75,020	68,906	67,684	67,473	68,021

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020
Expenses, continuing operations:
Cost of revenue	$23,654	$24,466	$34,838	$37,760	$120,718	$36,426	$41,460	$37,966	$115,852
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	26,445	27,403	77,570
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	45,204	51,993	140,341
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	27,262	26,107	78,687
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	45	233	2,554

Gross profit, continuing operations:	38,817	40,346	45,183	40,556	164,902	46,085	48,683	64,251	159,019
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%	54.0%	62.9%	57.9%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,970	3,548	3,359	2,981	15,858	3,123	5,369	5,369	13,861
Non-cash stock compensation (cost of revenue)	711	782	1,052	2,163	4,708	755	1,060	1,028	2,843
Non-cash stock compensation (research and development)	4,342	3,745	5,945	14,193	28,225	4,451	6,346	6,462	17,259
Non-cash stock compensation (sales and marketing)	9,920	9,854	9,460	14,736	43,970	8,920	9,758	15,670	34,348
Non-cash stock compensation (general and administrative)	2,824	3,286	9,625	10,083	25,818	4,504	6,190	7,135	17,829
Accelerated amortization (cost of revenue)	—	—	1,527	1,445	2,972	1,487	1,245	—	2,732
Accelerated amortization (general and administrative)	—	—	432	408	840	419	418	—	837
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276	45	233	2,554
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—	—	—	—
Total excluded items	$23,769	$23,826	$37,143	$59,704	$144,442	$25,935	$30,431	$35,897	$92,263

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	9/30/2019	12/31/2019	FY2020
Expenses, continued operations excluding items:
Cost of revenue	$16,972.4	$20,136	$28,900	$31,171	$97,179.4	$31,061	$33,786	$31,569	$96,416
Research and development	12,628	13,195	14,524	17,125	57,472	19,271	20,099	20,941	60,311
Sales and marketing	23,403	26,086	30,594	34,487	114,570	34,224	35,446	36,323	105,993
General and administrative	15,301	19,768	17,071	17,963	70,103	20,395	20,654	18,972	60,021

Gross profit, continuing operations excluding items:	45,499	44,676	51,121	47,145	188,441	51,450	56,357	70,648	178,455
% Gross margin	72.8%	68.9%	63.9%	60.2%	66.0%	62.4%	62.5%	69.1%	64.9%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING LOSS GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the year ending
	March 31, 2020
	Low Range	High Range

Revenues	376,000	381,000

GAAP loss from operations	(186,000)	(184,000)

Excluded items:
Purchased intangible asset amortization	19,000	19,000
Accelerated depreciation	4,000	4,000
Non-cash stock compensation	97,000	97,000
Gains, losses and other items, net	3,000	3,000
Total excluded items	123,000	123,000

Non-GAAP loss from operations	(63,000)	(61,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 20 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In the prior year, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from
P 24

our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Other key metrics may be defined as:

•Subscription net retention: The current period subscription revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription revenue (net), inclusive of upsell, churn and downsell.

•Platform net retention: The current period subscription and marketplace revenue (net) from customers who have been on the platform for one year or more, divided by the prior year quarter subscription and marketplace revenue (net), inclusive of upsell, churn and downsell.

•Annualized recurring revenue (ARR): The ending MRR (last month of quarter), annualized. Recurring revenue is fixed and contracted subscription revenue and does not include any variable or non-recurring revenue amounts.

Our non-GAAP financial schedules are:

•Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP Expenses and Gross Profit: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses and Gross profit reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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